Exhibit 24(b)(13)

POWER OF ATTORNEY

Pursuant to Item 601(b)(24) of Regulation SK and Rule 462(b) of the Securities Act of 1933

The undersigned, on behalf of the company set forth below, hereby constitutes and appoints the individuals set forth below and each of them individually as my true and lawful attorneys with full power to them and each of them to sign for me and in my name and in the capacity indicated below any and all amendments to the Registration Statements listed below filed with the Securities and Exchange Commission under the Investment Company Act of 1940 and/or the Securities Act of 1933 and any documentation, including Form N-8F, necessary to deregister any such registrations or to deregister any of the entities (including any issuing separate accounts) associated with the issuance of any such registrations.

COMPANY: Voya Retirement Insurance and Annuity Company

INDIVIDUALS WITH POWER OF ATTORNEY: Brian H. Buckley, J. Neil McMurdie, Megan A. Huddleston, Julie Rockmore and Justin Smith

REGISTRATION STATEMENTS FILED UNDER THE SECURITIES ACT OF 1933:

033-34370	033-75988	033-79122	333-105479	333-134760	333-203619
033-61897	033-75992	033-81216	333-109622	333-153730	333-203643
033-64277	033-75996	333-01107	333-109860	333-162593	333-203644
033-75248	033-75998	333-09515	333-129091	333-167182	333-203645
033-75962	033-76002	333-27337	333-130822	333-167680	333-203646
033-75974	033-76004	333-56297	333-130825	333-200435	333-207045
033-75980	033-76018	333-72079	333-130826	333-203610

REGISTRATION STATEMENTS FILED UNDER THE INVESTMENT COMPANY ACT OF 1940:

811-02512	811-02513	811-04536	811-05906	811-08582

I hereby ratify and confirm on this 5th day of November, 2015, my signature as it may be signed by my said attorneys to any such registration statements and any and all amendments thereto.

Signature

/s/ C. Landon Cobb, Jr.

C. Landon Cobb, Jr., Senior Vice President and Chief Accounting Officer

STATEMENT OF WITNESS

On the date written above, the principal declared to me in my presence that this instrument is his general durable power of attorney and that he had willingly signed or directed another to sign for him, and that he executed it as his free and voluntary act for the purposes therein expressed.

/s/ Tia Williams	Signature of Witness #1
Tia Williams__________	Printed or typed name of Witness #1
Voya Financial, 5780 Powers Ferry Rd. NW	Address of Witness #1
Atlanta, GA 30327

/s/ Wendy Waterman	Signature of Witness #2
Wendy Waterman	Printed or typed name of Witness #2
Voya Financial, 5780 Powers Ferry Road, NW	Address of Witness #2
Atlanta, GA 30327